Alternative Loan Trust 2006-OC10

Issuing Entity

Final Term Sheet

$805,404,100

(Approximate)

CWALT, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

DATED NOVEMBER 29, 2006

Mortgage Pass-Through Certificates, Series 2006-OC10
Distributions payable monthly, beginning December 26, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

Class	Initial Class Certificate Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Initial Class Certificate Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
Class 1-A	$ 165,209,000	100.00000%	0.22500%	99.77500%	Class M-2	$ 14,952,000	100.00000%	0.30000	97.00000%
Class 2-A-1	$ 235,018,000	100.00000%	0.25000%	99.75000%	Class M-3	$ 4,849,000	100.00000%	0.31250	99.68750%
Class 2-A-2A	$ 266,090,000	100.00000%	0.25000%	99.75000%	Class M-4	$ 4,849,000	100.00000%	0.39042	99.60958%
Class 2-A-2B	$ 29,566,000	100.00000%	0.25000%	99.75000%	Class M-5	$ 4,041,000	100.00000%	0.39042	99.60958%
Class 2-A-3	$ 50,926,000	100.00000%	0.25000%	99.75000%	Class M-6	$ 4,041,000	100.00000%	0.39042	99.60958%
Class A-R	$ 100	(3)	(3)	(3)	Class M-7	$ 4,041,000	96.28125%	0.39042	99.60958%
Class M-1	$ 17,781,000	100.00000%	0.26667%	99.73333%	Class M-8	$ 4,041,000	96.28125%	0.39042	99.60958%

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)	Before deducting expenses payable by the depositor estimated to be approximately $614,267 in the aggregate.

(3)	The Class A-R Certificates will be offered to the public at varying prices to be determined at the time of sale.

Summary

Issuing Entity

Alternative Loan Trust 2006-OC10, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

Set forth below are the identities of those originators that originated more than 10% of the initial mortgage loans in a loan group, together with the percentages of initial mortgage loans, by principal balance originated by such originator:

Originator	Loan Group 1	Loan Group 2
Countrywide Home Loans	17.45%	19.35%
Decision One Mortgage Company LLC	43.95%	31.96%
SouthStar Funding LLC	10.64%	9.45%
Wilmington Finance Incorporated	8.00%	13.02%

The remainder of the initial mortgage loans in each loan group were originated by various other originators, which, individually, originated less than 10% of the initial mortgage loans in each loan group.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Swap Counterparty

Lehman Brothers Special Financing Inc.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer.” The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut off Date

For any mortgage loan conveyed to the issuing entity on the closing date, the later of November 1, 2006 and the date of origination for that mortgage loan (the “initial cut-off date”).

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

Pre-Funding

If the aggregate stated principal balance as of the initial cut-off date of the mortgage loans in loan group 1 and loan group 2 conveyed to the issuing entity on the closing date is less than $178,797,021 and $629,437,493, respectively, an account (the “pre-funding account”) will be established with the trustee on the closing date and funded in an amount equal to any such difference (referred to as the “pre-funded amount”).

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funding account is expected to be approximately $1,756,768 and $7,245,742 with respect to the group 1 mortgage loans and the group 2 mortgage loans, respectively.

Funding Period:

If there is a pre-funded amount deposited into the pre-funding account on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) December 31, 2006.

Use of Pre-Funded Amount:

The portion of the pre-funded amount deposited in the pre-funding account on the closing date with respect to a loan group on the closing date is expected to be used to purchase supplemental mortgage loans for that loan group. Any pre-funded amount with respect to a loan group not used during the funding period to purchase supplemental mortgage loans for that loan group will be distributed to holders of the related classes of senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the related certificates on the first and possibly the second distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Closing Date

On or about November 30, 2006.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two groups. Each group of mortgage loans is referred to as a “loan group.” Loan group 1 will consist of conforming balance fixed and adjustable rate mortgage loans and loan group 2 will consist of fixed and adjustable rate mortgage loans. The mortgage loans have mortgage rates that either (i) are fixed for the life of the mortgage loan, (ii) adjust monthly, semi-annually or annually or (iii) have a fixed rate period of one month or one, two, three, five or seven years after the first payment date of each mortgage loan and thereafter adjust monthly, semi-annually or annually, in each case based on a specified index.

The statistical information presented in this free writing prospectus is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Additional mortgage loans may be included during the funding period. Further, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the initial mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the initial cut-off date information regarding the actual initial mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $799,232,004, approximately $177,040,253 of which are group 1 mortgage loans and approximately $622,191,751 of which are group 2 mortgage loans. All of the initial mortgage loans in loan group 1 have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

As of the initial cut-off date, the initial mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$177,040,253
Geographic Concentrations in excess of 10%:
California	24.43%
Florida	13.47%
Weighted Average Original LTV Ratio	76.65%
Weighted Average Mortgage Rate	7.240%
Range of Mortgage Rates	5.000% to 10.125%
Average Current Principal Balance	$208,038
Range of Current Principal Balances	$39,804 to $643,500
Weighted Average Remaining Term to Maturity	356 months
Weighted Average FICO Credit Score	683
Adjustable Rate Mortgage Loans Only
Weighted Average Gross Margin	4.987%
Weighted Average Maximum Mortgage Rate	13.017%
Weighted Average Minimum Mortgage Rate	5.799%

As of the initial cut-off date, the initial mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$622,191,751
Geographic Concentrations in excess of 10%:
California	35.80%
Florida	12.53%
Weighted Average Original LTV Ratio	78.49%
Weighted Average Mortgage Rate	7.299%
Range of Mortgage Rates	3.875% to 10.400%
Average Current Principal Balance	$238,845
Range of Current Principal Balances	$27,045 to $1,000,000
Weighted Average Remaining Term to Maturity	358 months
Weighted Average FICO Credit Score	692
Adjustable Rate Mortgage Loans Only
Weighted Average Gross Margin	4.912%
Weighted Average Maximum Mortgage Rate	13.115%
Weighted Average Minimum Mortgage Rate	5.832%

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance (1)	Type	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
Class 1-A	$ 165,209,000	Senior/Floating Pass-Through Rate	Aaa	AAA
Class 2-A-1	$ 235,018,000	Senior/Floating Pass-Through Rate	Aaa	AAA
Class 2-A-2A	$ 266,090,000	Senior/Floating Pass-Through Rate/Super Senior	Aaa	AAA
Class 2-A-2B	$ 29,566,000	Senior/Floating Pass-Through Rate/Support	Aaa	AAA
Class 2-A-3	$ 50,926,000	Senior/Floating Pass-Through Rate	Aaa	AAA
Class A-R	$ 100	Senior/REMIC Residual	Aaa	AAA
Class M-1	$ 17,781,000	Subordinate/Floating Pass Through Rate	Aaa	AA+
Class M-2	$ 14,952,000	Subordinate/Floating Pass Through Rate	Aa1	AA
Class M-3	$ 4,849,000	Subordinate/Floating Pass Through Rate	Aa2	AA-
Class M-4	$ 4,849,000	Subordinate/Floating Pass Through Rate	Aa2	A+
Class M-5	$ 4,041,000	Subordinate/Floating Pass Through Rate	Aa3	A+
Class M-6	$ 4,041,000	Subordinate/Floating Pass Through Rate	A1	A
Class M-7	$ 4,041,000	Subordinate/Floating Pass Through Rate	A3	A-
Class M-8	$ 4,041,000	Subordinate/Floating Pass Through Rate	Baa3	BBB
Non-Offered Certificates (3)
Class P	$ 100(4)	Prepayment Charges	NR	NR
Class C	N/A	Residual	NR	NR
______________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “NR” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(4)	The Class P Certificates also have a notional amount equal to the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date with prepayment charges.

The certificates also will have the following characteristics:

Class	Related Loan Group	Pass-Through Rate Before Optional Termination Date (1)	Pass-Through Rate After Optional Termination Date (1)	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A	1	LIBOR + 0.160%	LIBOR + 0.320%	(2)	Actual/360 (3)
Class 2-A-1	2	LIBOR + 0.090%	LIBOR + 0.180%	(2)	Actual/360 (3)
Class 2-A-2A	2	LIBOR + 0.180%	LIBOR + 0.360%	(2)	Actual/360 (3)
Class 2-A-2B	2	LIBOR + 0.220%	LIBOR + 0.440%	(2)	Actual/360 (3)
Class 2-A-3	2	LIBOR + 0.230%	LIBOR + 0.460%	(2)	Actual/360 (3)
Class A-R	1	(4)	(4)	N/A	N/A
Class M-1	1 and 2	LIBOR + 0.300%	LIBOR + 0.450%	(2)	Actual/360 (3)
Class M-2	1 and 2	LIBOR + 0.310%	LIBOR + 0.465%	(2)	Actual/360 (3)
Class M-3	1 and 2	LIBOR + 0.340%	LIBOR + 0.510%	(2)	Actual/360 (3)
Class M-4	1 and 2	LIBOR + 0.420%	LIBOR + 0.630%	(2)	Actual/360 (3)
Class M-5	1 and 2	LIBOR + 0.460%	LIBOR + 0.690%	(2)	Actual/360 (3)
Class M-6	1 and 2	LIBOR + 0.510%	LIBOR + 0.765%	(2)	Actual/360 (3)
Class M-7	1 and 2	LIBOR + 1.200%	LIBOR + 1.800%	(2)	Actual/360 (3)
Class M-8	1 and 2	LIBOR + 1.450%	LIBOR + 2.175%	(2)	Actual/360 (3)

Non-Offered Certificates
Class P	1 and 2	N/A	N/A	N/A	N/A
Class C	1 and 2	N/A	N/A	N/A	N/A
______________
(1)
The pass-through rates on the LIBOR certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates - Calculation of One-Month LIBOR.”

(2)
The interest accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class 1-A, Class 2-A-1, Class 2-A-2A, Class 2-A-2B, Class 2-A-3 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2A, Class 2-A-2B and Class 2-A-3 Certificates

Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates

Senior LIBOR Certificates	Class 1-A Certificates and Group 2 Senior Certificates

LIBOR Certificates	Senior LIBOR Certificates and Subordinated Certificates

Offered Certificates	Senior Certificates and Subordinated Certificates

Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

Offered Certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates (other than the Class A-R Certificates):

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on December 26, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of offered certificates is the distribution date specified under “Yield, Prepayment and Maturity Considerations—Last Scheduled Distribution Date” in this free writing prospectus. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 6.

On each distribution date, holders of each class of LIBOR certificates will be entitled to receive:

•
the interest that has accrued at the related pass-through rate during the related interest accrual period on the class certificate balance of such class immediately prior to that distribution date, and

•	any interest due on a prior distribution date that was not paid.

For each class of subordinated certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity (if any) in respect of the swap contract in the manner described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the distribution of principal. The priority of distributions will differ as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans in that loan group collected during the applicable period;

•	interest on prepayments on the mortgage loans in that loan group to the extent not allocable to the master servicer as additional servicing compensation;

•
interest amounts advanced by the master servicer on the mortgage loans in that loan group and any required compensating interest paid by the master servicer related to voluntary prepayments in full on the mortgage loans;

•	liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to interest) and

•
for each distribution date during, and the distribution date immediately after the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans in that loan group collected during the applicable period or advanced by the master servicer;

•	prepayments on the mortgage loans in that loan group collected in the applicable period;

•	the stated principal balance of any mortgage loans in that loan group repurchased or purchased by a seller or the master servicer, as applicable;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are allocated to principal and are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan in that loan group over the stated principal balance of the related substitute mortgage loan in that loan group;

•	subsequent recoveries with respect to the mortgage loans in that loan group;

•	liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to principal);

•	for the first distribution date following the funding period, any amounts remaining in the pre-funding account with respect to each loan group (net of any investment income thereon); and

•
excess interest (to the extent available) to maintain the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Servicing of Mortgage Loans— Servicing Compensation and Payment of Expenses” and “Description of the Certificates —Priority of Distributions Among Certificates”) due to the master servicer;

•	the portion of the trustee fee due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

•	all prepayment charges (which are distributable only to the Class P Certificates); and

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts subtracted from the amount available for distribution to the certificateholders will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable master servicing fee rate specified in “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses”. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates —Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of Mortgage Loans — Servicing Compensation and Payment of Expenses” and “Description of the Certificates — Payments on Mortgage Loans; Accounts” in this free writing prospectus.

Priority of Distributions; Distributions of Interest

In general, on any distribution date, the interest funds for both loan groups will be distributed in the following order:

•
to the swap account, pro rata based on the interest funds for each loan group, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty with respect to such distribution date;

•
concurrently, (a) from the interest funds for loan group 1, to the Class 1-A Certificates, current interest and interest carry forward amount and (b) from the interest funds for loan group 2, concurrently, to each class of group 2 senior certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

•
concurrently, to each class of senior LIBOR certificates, any remaining current interest and interest carry forward amount not paid pursuant to the prior bullet point, pro rata based on their respective class certificate balances, to the extent needed to pay any current interest and interest carry forward amount for each such class; provided that interest funds remaining after such allocation will be distributed to each class of senior LIBOR certificates with respect to which there remains any unpaid current interest and interest carry forward amount, pro rata, based on the amount of such remaining unpaid current interest and interest carry forward amount;

•	sequentially, in order of their distribution priorities, to each class of subordinated certificates, current interest for each such class; and

•	any remainder, as part of the excess cashflow.

Priority of Distributions; Distributions of Principal

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal Distribution Amount for Loan Group 1” and “— Distributions of Principal Distribution Amount for Loan Group 2” in this free writing prospectus.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinated certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date immediately following the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

•
the later of: (a) the December 2009 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the senior certificates (after calculating anticipated distributions on such distribution date) is less than or equal to 84.80% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently:

1)	from the principal distribution amount for loan group 1, in the following order of priority:

a)	sequentially, in the following order of priority:

(i)	to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(ii)	to the Class 1-A Certificates, until its class certificate balance is reduced to zero; and

b)
to the classes of group 2 senior certificates (after the distribution of the principal distribution amount for loan group 2 as described below), to be allocated among such classes of certificates in the order and priorities described below, until their respective class certificate balances are reduced to zero; and

2)	from the principal distribution amount for loan group 2, in the following order of priority:

a)
to the classes of group 2 senior certificates, to be allocated among such classes of certificates in the order and priorities described below, until their respective class certificate balances are reduced to zero; and

b)	to the Class 1-A Certificates (after the distribution of the principal distribution amount for loan group 1 as described above), until its class certificate balance is reduced to zero;

•
from the remaining principal distribution amount from both loan groups, sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective class certificate balances are reduced to zero; and

•	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•
in an amount up to the senior principal distribution target amount, pro rata based on the related senior principal distribution allocation amount for the Class 1-A Certificates and the group 2 senior certificates, concurrently:

1)	to the Class 1-A Certificates, in an amount up to the group 1 senior principal distribution amount, until its class certificate balance is reduced to zero, and

2)
to the classes of group 2 senior certificates, in an amount up to the group 2 senior principal distribution amount, to be allocated among such classes of certificates in the order and priorities described below, until their respective class certificate balances are reduced to zero;

provided, however, that if (a) the class certificate balance of the Class 1-A Certificates or (b) the aggregate class certificate balance of the group 2 senior certificates is reduced to zero, then any remaining unpaid senior principal distribution target amount will be distributed to the remaining classes of senior certificates after distributions from clauses (1) and (2) above (and, in the case of the group 2 senior certificates, to be allocated among such classes of certificates in the order and priorities described below), until their respective class certificate balances are reduced to zero;

•
from the remaining principal distribution amount from both loan groups, sequentially, in order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and

•	as part of the excess cashflow.

Group 2 Senior Certificates:

For each distribution date, amounts in respect of principal to be distributed to the group 2 senior certificates will be distributed sequentially:

•	to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero;

•	concurrently, to the Class 2-A-2A and Class 2-A-2B Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

•	to the Class 2-A-3 Certificates, until its class certificate balance is reduced to zero.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap contract which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date.

On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.00% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate class certificate balance of the LIBOR certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate class certificate balance of the LIBOR certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the amount payable by the swap contract administrator exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2, pro rata, the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans and will not be available to cover any amounts on any class of certificates.

Credit Enhancement

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans and any pre-funded amount will exceed the initial aggregate class certificate balance of the certificates by approximately $2,830,414. This amount is called “overcollateralization” and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate. The “expense fee rate” is the sum of the master servicing fee rate, the trustee fee rate and with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates, and the issuing entity’s expenses, will be used to maintain or restore the required level of overcollateralization.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

•	to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;

•
concurrently, to the classes of senior certificates, pro rata based on the unpaid realized loss amount for each such class, in an amount equal to the unpaid realized loss amount for each such class; provided, however, that any amounts allocable to the Class 2-A-2B Certificates will be allocated first, to the Class 2-A-2A Certificates, in an amount up to the unpaid realized loss amount for such class;

•
sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case first in an amount equal to any interest carry forward amount for each such class and then in an amount equal to the unpaid realized loss amount for each such class;

•
concurrently, to the classes of LIBOR certificates, in an amount up to their pro rata share based on their respective class certificate balances, to the extent needed to pay any unpaid net rate carryover for each such class; and then any excess cashflow remaining after such allocation to pay net rate carryover based on class certificate balances of the certificates will be distributed concurrently, to each class of LIBOR certificates with respect to which there remains any unpaid net rate carryover, pro rata, based on the amount of such unpaid net rate carryover;

•	to the swap account, in an amount equal to any swap termination payment due to the swap counterparty as a result of a swap counterparty trigger event under the swap contract; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. With respect to the subordinated certificates, the distribution priority of the Class M Certificates is in ascending order of their numerical class designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans in a loan group will then be allocated to the senior certificates related to that loan group on a pro rata basis, except that any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-2A Certificates will instead be allocated to the Class 2-A-2B Certificates, until its class certificate balance is reduced to zero.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more. The master servicer may enter into an agreement with a third party, which may be a certificateholder, granting that party the right to direct the master servicer to exercise its right to purchase those defaulted mortgage loans and requiring that party to purchase those mortgage loans from the master servicer. In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that repurchase obligation.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and (y) any pre-funded amounts on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets held in the pre-funding account, the capitalized interest account and the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent regular interests in the master REMIC and the right to receive payments of net rate carryover from excess cashflow and from the swap contract subject to the deemed obligation to make termination payments on the swap contract. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan while the swap contract and swap trust are in effect will be required to satisfy certain additional conditions, including satisfaction of the requirements of an investor-based class exemption.

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

The Mortgage Pool

Loan Group 1

Mortgage Loan Programs For All Initial Mortgage Loans in Loan Group 1

Type of Program	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
40/30 Fixed Balloon	23	$4,463,123	2.52%	194,049	8.007	357	689	80.30
2/28 Six-month LIBOR 40/30 Balloon	16	3,943,738	2.23	246,484	7.555	357	669	76.16
2/28 Six-month LIBOR 45/30 Balloon	4	900,953	0.51	225,238	8.024	356	703	82.69
3/27 Six-month LIBOR 40/30 Balloon	7	1,770,395	1.00	252,914	6.983	358	674	75.29
3/27 Six-month LIBOR 45/30 Balloon	5	965,105	0.55	193,021	7.973	355	690	76.75
15 Year Fixed	6	934,923	0.53	155,820	7.766	178	667	64.42
20 Year Fixed	2	196,296	0.11	98,148	7.680	238	622	60.68
25 Year Fixed	1	53,417	0.03	53,417	9.890	298	662	55.73
30 Year Fixed	131	18,711,088	10.57	142,833	7.945	357	695	77.37
30 Year Fixed-IO	109	19,601,176	11.07	179,827	7.813	357	700	79.46
30 Year CMT One Year	1	148,087	0.08	148,087	7.875	356	716	89.90
3/1 CMT One Year	2	240,170	0.14	120,085	7.511	356	708	52.69
30 Year One-month LIBOR-IO	4	524,600	0.30	131,150	7.890	358	740	75.09
2/28 Six-month LIBOR	75	13,457,965	7.60	179,440	7.377	357	681	78.64
2/28 Six-month LIBOR-IO	293	71,224,439	40.23	243,087	7.023	358	680	77.48
3/27 Six-month LIBOR	16	2,787,378	1.57	174,211	7.243	358	700	75.72
3/27 Six-month LIBOR-IO	70	16,128,839	9.11	230,412	7.150	357	679	76.26
30 Year 12-month LIBOR	2	312,201	0.18	156,100	5.863	357	663	59.15
30 Year 12-month LIBOR-IO	13	3,278,269	1.85	252,175	6.431	358	750	75.43
3/1 12-month LIBOR	2	490,019	0.28	245,009	5.654	351	716	75.48
3/1 12-month LIBOR-IO	69	16,908,071	9.55	245,045	6.515	357	657	68.79
Total	851	$177,040,253	100.00%

Mortgage Rates For All Initial Mortgage Loans in Loan Group 1 (1)

Range of Mortgage Rates (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.501 - 5.000	1	$294,841	0.17%	294,841	5.000	341	743	77.44
5.001 - 5.500	5	1,050,883	0.59	210,177	5.360	351	658	62.52
5.501 - 6.000	47	12,915,278	7.30	274,793	5.870	358	692	74.19
6.001 - 6.500	94	23,147,188	13.07	246,247	6.314	358	692	75.01
6.501 - 7.000	153	34,784,422	19.65	227,349	6.803	358	676	75.48
7.001 - 7.500	184	38,799,244	21.92	210,865	7.323	355	687	75.61
7.501 - 8.000	219	41,680,418	23.54	190,322	7.785	355	680	77.98
8.001 - 8.500	91	14,996,366	8.47	164,795	8.274	356	684	79.93
8.501 - 9.000	45	7,608,985	4.30	169,089	8.768	357	678	83.66
9.001 - 9.500	7	1,076,012	0.61	153,716	9.215	353	666	81.56
9.501 - 10.000	4	636,702	0.36	159,176	9.885	353	696	84.29
10.001 - 10.500	1	49,913	0.03	49,913	10.125	358	630	25.00
Total	851	$177,040,253	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in Loan Group 1 (net of such premiums) is expected to be approximately 7.226% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in Loan Group 1 is expected to be approximately 7.240% per annum.

Current Mortgage Loan Principal Balances For All Initial Mortgage Loans in Loan Group 1 (1)

Range of Current Mortgage Loan Principal Balances ($)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	8	$374,993	0.21%	46,874	8.410	333	648	49.13
50,000.01 - 100,000.00	86	7,051,235	3.98	81,991	7.813	350	689	69.42
100,000.01 - 150,000.00	162	20,396,789	11.52	125,906	7.588	356	689	76.98
150,000.01 - 200,000.00	184	32,330,437	18.26	175,709	7.389	358	685	77.38
200,000.01 - 250,000.00	160	35,954,779	20.31	224,717	7.196	358	682	77.03
250,000.01 - 300,000.00	111	30,481,623	17.22	274,609	7.100	356	676	76.84
300,000.01 - 350,000.00	70	22,804,818	12.88	325,783	7.057	355	681	77.90
350,000.01 - 400,000.00	47	17,598,164	9.94	374,429	7.014	358	680	76.70
400,000.01 - 450,000.00	18	7,395,390	4.18	410,855	6.777	358	704	77.20
450,000.01 - 500,000.00	3	1,457,274	0.82	485,758	7.586	356	697	67.47
550,000.01 - 600,000.00	1	551,250	0.31	551,250	7.375	359	748	75.00
600,000.01 - 650,000.00	1	643,500	0.36	643,500	8.000	355	654	65.00
Total	851	$177,040,253	100.00%
_________
(1)	As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in Loan Group 1 is approximately $208,038.

FICO Credit Scores For All Initial Mortgage Loans in Loan Group 1 (1)

Range of FICO Credit Scores	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
541 - 560	5	$686,967	0.39%	137,393	8.262	347	555	73.60
581 - 600	5	959,334	0.54	191,867	7.123	357	595	56.99
601 - 620	14	2,533,798	1.43	180,986	7.747	351	615	68.08
621 - 640	67	14,337,032	8.10	213,986	7.162	354	632	72.86
641 - 660	190	41,517,116	23.45	218,511	7.367	356	650	75.76
661 - 680	178	38,718,907	21.87	217,522	7.073	358	669	78.16
681 - 700	130	24,977,827	14.11	192,137	7.328	357	689	77.26
701 - 720	85	15,870,513	8.96	186,712	7.313	354	709	78.31
721 - 740	80	17,675,364	9.98	220,942	7.165	357	730	78.29
741 - 760	45	9,571,532	5.41	212,701	7.252	357	749	79.22
761 - 780	32	6,164,720	3.48	192,648	6.971	357	771	76.80
781 - 800	13	2,291,046	1.29	176,234	7.338	357	790	79.53
801 - 820	7	1,736,096	0.98	248,014	7.115	357	804	60.80
Total	851	$177,040,253	100.00%
_________
(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in Loan Group 1 is approximately 683.

Documentation Programs for Mortgage Loans For All Initial Mortgage Loans in Loan Group 1

Type of Program	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	308	$70,900,820	40.05%	230,197	7.456	358	681	76.25
Full/Alternative	334	64,568,444	36.47	193,319	6.946	357	687	79.02
No Ratio	68	12,185,864	6.88	179,204	7.696	353	701	78.68
Stated Income/Stated Asset	45	9,992,755	5.64	222,061	7.262	356	670	73.38
No Income/No Asset	55	9,956,032	5.62	181,019	7.548	349	674	63.25
Full DU (1)	40	9,336,339	5.27	233,408	6.703	358	674	78.87
Preferred	1	100,000	0.06	100,000	6.250	357	719	36.36
Total	851	$177,040,253	100.00%

(1)	A hybrid of the Full Documentation Program and Fannie Mae Desktop Underwriter, an automated underwriting system (AUS).

Original Loan-to-Value Ratios For All Initial Mortgage Loans in Loan Group 1 (1)(2)

Range of Original Loan-to-Value Ratios (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	41	$5,742,850	3.24%	140,070	7.017	347	679	38.73
50.01 - 55.00	15	2,757,314	1.56	183,821	6.811	357	653	52.66
55.01 - 60.00	18	4,111,760	2.32	228,431	7.022	356	667	57.94
60.01 - 65.00	28	6,689,934	3.78	238,926	7.105	357	672	63.55
65.01 - 70.00	55	10,808,215	6.10	196,513	7.108	353	672	68.68
70.01 - 75.00	78	18,248,732	10.31	233,958	6.954	356	682	74.16
75.01 - 80.00	527	110,295,277	62.30	209,289	7.260	357	687	79.71
80.01 - 85.00	25	6,190,151	3.50	247,606	7.226	358	676	84.35
85.01 - 90.00	36	7,481,963	4.23	207,832	7.672	357	686	89.82
90.01 - 95.00	17	2,817,939	1.59	165,761	8.396	355	693	94.99
95.01 - 100.00	11	1,896,117	1.07	172,374	8.453	357	705	100.00
Total	851	$177,040,253	100.00%
_________
(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in Loan Group 1 is approximately 76.65%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in Loan Group 1 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios For All Initial Mortgage Loans in Loan Group 1 (1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	41	$5,742,850	3.24%	140,070	7.017	347	679	38.73
50.01 - 55.00	15	2,757,314	1.56	183,821	6.811	357	653	52.66
55.01 - 60.00	17	3,789,860	2.14	222,933	7.021	356	664	57.94
60.01 - 65.00	26	5,563,160	3.14	213,968	6.968	358	672	63.29
65.01 - 70.00	44	8,580,693	4.85	195,016	7.122	352	664	68.04
70.01 - 75.00	61	15,114,432	8.54	247,778	6.860	357	679	74.01
75.01 - 80.00	143	32,707,210	18.47	228,722	7.214	355	690	79.18
80.01 - 85.00	30	7,680,571	4.34	256,019	7.086	358	683	82.87
85.01 - 90.00	77	17,287,894	9.76	224,518	7.316	356	685	82.25
90.01 - 95.00	93	20,373,565	11.51	219,071	7.324	358	680	80.72
95.01 - 100.00	304	57,442,705	32.45	188,956	7.425	358	689	80.70
Total	851	$177,040,253	100.00%
_________
(1)	As of the initial cut-off date, the weighted average original combined Loan-to-Value Ratio of the Initial Mortgage Loans in Loan Group 1 is approximately 85.28%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in Loan Group 1 that may exist at the time of origination.

State Distribution of Mortgaged Properties For All Initial Mortgage Loans in Loan Group 1 (1)

Geographic Location	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	10	$1,830,034	1.03%	$183,003	7.527	358	712	84.45
Alaska	2	347,747	0.20	173,874	7.611	358	714	80.00
Arizona	61	12,181,702	6.88	199,700	6.962	358	690	78.63
California	146	43,246,361	24.43	296,208	6.911	356	680	72.87
Colorado	16	3,383,643	1.91	211,478	7.435	358	681	81.59
Connecticut	8	1,715,230	0.97	214,404	7.470	357	676	74.30
Delaware	4	822,316	0.46	205,579	7.309	358	678	82.34
District of Columbia	3	469,833	0.27	156,611	6.783	356	693	39.80
Florida	122	23,843,442	13.47	195,438	7.532	352	681	76.99
Georgia	52	7,919,475	4.47	152,298	7.613	357	694	79.89
Hawaii	1	144,659	0.08	144,659	5.125	358	594	35.00
Idaho	9	1,249,096	0.71	138,788	7.818	352	679	74.93
Illinois	36	7,624,948	4.31	211,804	7.230	358	684	77.71
Indiana	8	1,151,444	0.65	143,931	7.364	354	663	81.45
Iowa	4	401,774	0.23	100,444	7.704	358	707	80.00
Kansas	2	147,364	0.08	73,682	8.306	358	693	61.37
Kentucky	4	480,404	0.27	120,101	7.528	358	706	80.00
Louisiana	5	795,301	0.45	159,060	7.777	357	689	76.21
Maine	4	1,065,500	0.60	266,375	6.875	357	670	77.24
Maryland	42	10,445,666	5.90	248,706	7.083	357	671	75.92
Massachusetts	13	3,153,218	1.78	242,555	7.297	358	689	75.72
Michigan	15	2,445,435	1.38	163,029	7.685	358	690	82.82
Minnesota	26	5,242,541	2.96	201,636	7.075	358	683	78.64
Mississippi	3	353,144	0.20	117,715	7.845	358	683	79.27
Missouri	15	2,439,455	1.38	162,630	7.633	357	678	80.53
Montana	2	476,300	0.27	238,150	6.237	355	657	64.52
Nebraska	3	431,079	0.24	143,693	7.658	359	668	80.00
Nevada	28	6,419,465	3.63	229,267	7.086	357	692	77.66
New Hampshire	2	618,400	0.35	309,200	6.147	359	707	79.59
New Jersey	14	3,289,453	1.86	234,961	7.461	357	676	74.99
New Mexico	5	743,858	0.42	148,772	7.588	358	658	77.77
New York	8	1,792,163	1.01	224,020	7.123	358	684	72.08
North Carolina	24	3,788,443	2.14	157,852	7.313	357	688	78.99
North Dakota	1	156,000	0.09	156,000	7.440	359	751	80.00
Ohio	7	945,837	0.53	135,120	7.197	358	684	79.12
Oklahoma	6	672,545	0.38	112,091	7.914	322	676	78.22
Oregon	11	2,298,752	1.30	208,977	7.186	358	679	81.52
Pennsylvania	12	1,551,419	0.88	129,285	7.394	358	691	76.73
Rhode Island	2	487,544	0.28	243,772	7.791	357	661	87.00
South Carolina	9	1,421,169	0.80	157,908	7.871	358	699	76.66
South Dakota	2	221,067	0.12	110,534	7.495	358	699	80.00
Tennessee	16	1,547,789	0.87	96,737	7.743	358	700	76.60
Texas	21	2,934,461	1.66	139,736	7.726	357	683	79.31
Utah	6	1,363,617	0.77	227,269	6.820	357	729	77.42
Virginia	23	5,058,670	2.86	219,942	7.447	358	689	79.24
Washington	24	5,087,414	2.87	211,976	7.200	357	674	77.95
West Virginia	1	201,258	0.11	201,258	8.540	358	668	85.00
Wisconsin	13	2,633,813	1.49	202,601	7.866	358	686	79.28
Total	851	$177,040,253	100.00%
_________
(1)	As of the initial cut-off date, no more than approximately 0.76% of the Initial Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans For All Initial Mortgage Loans in Loan Group 1

Loan Purpose	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (cash-out)	509	$111,246,135	62.84%	218,558	7.139	356	677	74.65
Refinance (rate/term)	182	39,651,620	22.40	217,866	7.068	357	681	78.62
Purchase	160	26,142,498	14.77	163,391	7.931	357	715	82.18
Total	851	$177,040,253	100.00%

Type of Mortgaged Properties For All Initial Mortgage Loans in Loan Group 1

Property Type	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	597	$122,310,613	69.09%	204,875	7.175	356	681	76.21
Planned Unit Development	137	28,821,155	16.28	210,373	7.295	356	689	78.36
Low-Rise Condominium	73	14,527,563	8.21	199,008	7.357	358	687	79.57
2-4 Family Residence	38	9,998,348	5.65	263,114	7.637	356	688	73.45
High-Rise Condominium	6	1,382,574	0.78	230,429	7.767	356	675	72.60
Total	851	$177,040,253	100.00%

Occupancy Type For All Initial Mortgage Loans in Loan Group 1(1)

Occupancy Type	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	651	$143,581,969	81.10%	$220,556	7.102	357	677	76.03
Investment Property	121	$19,435,876	10.98	$160,627	7.997	353	707	79.44
Secondary Residence	79	$14,022,408	7.92	$177,499	7.603	357	715	79.13
Total	851	$177,040,253	100.00%
___________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity For All Initial Mortgage Loans in Loan Group 1 (1)

Remaining Term to Maturity (Months)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	1	$78,750	0.04%	78,750	7.250	360	646	75.00
359	237	51,316,922	28.99	216,527	7.133	359	680	77.04
358	342	70,819,362	40.00	207,074	7.228	358	686	77.58
357	111	21,596,172	12.20	194,560	7.249	357	688	76.46
356	57	12,162,205	6.87	213,372	7.292	356	676	74.05
355	38	8,901,718	5.03	234,256	7.403	355	684	71.69
354	26	6,056,093	3.42	232,927	7.591	354	687	75.95
353	7	1,151,994	0.65	164,571	8.126	353	680	80.44
352	6	904,978	0.51	150,830	7.974	352	673	77.20
351	2	464,000	0.26	232,000	7.750	351	681	76.75
350	6	912,151	0.52	152,025	7.342	350	711	78.85
349	1	79,574	0.04	79,574	8.750	349	608	90.00
348	3	347,796	0.20	115,932	7.854	348	613	77.25
346	1	253,087	0.14	253,087	7.990	346	668	90.00
344	1	259,832	0.15	259,832	5.500	344	768	77.61
343	1	188,293	0.11	188,293	5.500	343	640	80.00
341	1	294,841	0.17	294,841	5.000	341	743	77.44
298	1	53,417	0.03	53,417	9.890	298	662	55.73
274	1	67,847	0.04	67,847	9.500	274	549	95.00
238	2	196,296	0.11	98,148	7.680	238	622	60.68
179	2	189,434	0.11	94,717	7.671	179	631	42.85
178	2	398,689	0.23	199,345	8.073	178	696	78.32
177	2	346,799	0.20	173,400	7.466	177	654	60.23
Total	851	$177,040,253	100.00%
____________
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in Loan Group 1 is approximately 356 months.

Months to Next Adjustment Date For the Adjustable Rate Group 1 Mortgage Loans

Months to Next Adjustment Date	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1	4	$524,600	0.39%	131,150	7.890	358	740	75.09
5	1	294,841	0.22	294,841	5.000	341	743	77.44
8	1	148,087	0.11	148,087	7.875	356	716	89.90
9	6	1,639,542	1.23	273,257	6.051	357	748	79.26
10	9	1,950,928	1.47	216,770	6.659	358	738	69.61
14	2	512,520	0.39	256,260	6.837	350	759	80.00
17	1	170,156	0.13	170,156	7.850	353	732	89.70
18	14	3,180,272	2.39	227,162	7.303	354	683	75.33
19	23	6,309,609	4.74	274,331	7.462	355	688	74.53
20	22	4,323,433	3.25	196,520	7.701	355	681	75.72
21	21	4,804,327	3.61	228,777	7.205	357	669	78.54
22	161	37,556,907	28.22	233,273	6.996	358	680	77.61
23	144	32,744,407	24.61	227,392	7.058	359	678	78.56
24	1	78,750	0.06	78,750	7.250	360	646	75.00
30	4	803,153	0.60	200,788	7.960	354	705	76.68
31	9	2,063,356	1.55	229,262	6.943	355	658	61.66
32	28	6,762,045	5.08	241,502	6.879	356	668	71.73
33	34	7,212,343	5.42	212,128	6.857	357	673	72.88
34	48	11,248,205	8.45	234,338	6.872	358	669	75.89
35	46	10,752,750	8.08	233,755	6.867	359	675	71.88
Total	579	$133,080,229	100.00%

Gross Margins For the Adjustable Rate Group 1 Mortgage Loans (1)

Range of Gross Margins (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.001 - 1.000	1	$223,845	0.17%	223,845	7.350	358	666	72.03
2.001 - 3.000	136	33,531,256	25.20	246,553	6.654	357	684	70.78
3.001 - 4.000	11	2,869,263	2.16	260,842	7.238	355	697	76.25
4.001 - 5.000	56	12,687,592	9.53	226,564	6.440	358	688	75.52
5.001 - 6.000	195	44,176,483	33.20	226,546	6.821	358	680	78.21
6.001 - 7.000	137	30,855,519	23.19	225,223	7.555	358	672	78.35
7.001 - 8.000	42	8,551,821	6.43	203,615	8.385	357	671	79.48
8.001 - 9.000	1	184,450	0.14	184,450	8.850	356	629	70.00
Total	579	$133,080,229	100.00%
____________
(1)	As of the initial cut-off date, the weighted average gross margin of the Initial Mortgage Loans that are Adjustable Rate Mortgage Loans in Loan Group 1 was approximately 4.987%.

Maximum Mortgage Rates For the Adjustable Rate Group 1 Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
10.001 - 11.000	12	$3,369,731	2.53%	280,811	5.887	355	750	76.47
11.001 - 12.000	54	14,007,216	10.53	259,393	5.982	358	686	73.45
12.001 - 13.000	233	54,004,192	40.58	231,778	6.637	358	680	75.23
13.001 - 14.000	209	46,523,557	34.96	222,601	7.471	358	676	76.45
14.001 - 15.000	66	14,275,581	10.73	216,297	8.233	357	665	81.10
15.001 - 16.000	5	899,952	0.68	179,990	8.685	355	677	75.51
Total	579	$133,080,229	100.00%
____________
(1)	As of the initial cut-off date, the weighted average maximum mortgage rate of the Initial Mortgage Loans that are Adjustable Rate Mortgage Loans in Loan Group 1 was approximately 13.017% per annum.

Initial Periodic Rate Caps For the Adjustable Rate Group 1 Mortgage Loans

Initial Periodic Rate Cap (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	4	$524,600	0.39%	131,150	7.890	358	740	75.09
1.500	2	284,000	0.21	142,000	8.172	357	626	80.00
2.000	169	38,677,543	29.06	228,861	6.893	357	676	73.13
3.000	376	86,617,874	65.09	230,367	7.081	358	680	77.54
5.000	8	2,028,782	1.52	253,598	7.057	357	684	77.44
6.000	20	4,947,430	3.72	247,372	6.935	356	691	74.25
Total	579	$133,080,229	100.00%

Subsequent Periodic Rate Caps For the Adjustable Rate Group 1 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	4	$524,600	0.39%	131,150	7.890	358	740	75.09
1.000	456	104,165,432	78.27	228,433	7.118	358	681	77.55
1.500	2	284,000	0.21	142,000	8.172	357	626	80.00
2.000	117	28,106,198	21.12	240,224	6.656	357	675	70.85
Total	579	$133,080,229	100.00%

Minimum Mortgage Rates For the Adjustable Rate Group 1 Mortgage Loans (1)

Range of Minimum Mortgage Rates (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 - 3.000	135	$33,361,955	25.07%	247,126	6.656	357	684	70.82
3.001 - 4.000	7	2,104,774	1.58	300,682	7.244	354	705	75.27
4.001 - 5.000	4	742,367	0.56	185,592	8.080	358	663	79.38
5.001 - 6.000	41	10,887,075	8.18	265,538	6.177	358	686	75.79
6.001 - 7.000	174	40,002,567	30.06	229,900	6.691	358	682	78.00
7.001 - 8.000	164	35,108,723	26.38	214,078	7.547	358	674	77.82
8.001 - 9.000	53	10,772,979	8.10	203,264	8.435	357	665	80.80
9.001 - 10.000	1	99,790	0.07	99,790	9.240	356	628	33.45
Total	579	$133,080,229	100.00%
____________
(1)	As of the initial cut-off date, the weighted average minimum mortgage rate of the Initial Mortgage Loans that are Adjustable Rate Mortgage Loans in Loan Group 1 was approximately 5.799% per annum.

Next Adjustment Dates For the Adjustable Rate Group 1 Mortgage Loans

Next Adjustment Date	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
December 2006	4	$524,600	0.39%	131,150	7.890	358	740	75.09
April 2007	1	294,841	0.22	294,841	5.000	341	743	77.44
July 2007	1	148,087	0.11	148,087	7.875	356	716	89.90
August 2007	6	1,639,542	1.23	273,257	6.051	357	748	79.26
September 2007	9	1,950,928	1.47	216,770	6.659	358	738	69.61
January 2008	2	512,520	0.39	256,260	6.837	350	759	80.00
April 2008	1	170,156	0.13	170,156	7.850	353	732	89.70
May 2008	15	3,568,272	2.68	237,885	7.269	354	687	75.84
June 2008	23	6,103,198	4.59	265,356	7.480	355	685	74.34
July 2008	22	4,361,264	3.28	198,239	7.677	355	680	75.76
August 2008	26	5,795,783	4.36	222,915	7.172	357	675	78.54
September 2008	164	37,963,839	28.53	231,487	7.002	358	679	77.63
October 2008	135	31,126,598	23.39	230,567	7.055	359	678	78.55
November 2008	1	78,750	0.06	78,750	7.250	360	646	75.00
May 2009	4	803,153	0.60	200,788	7.960	354	705	76.68
June 2009	9	2,063,356	1.55	229,262	6.943	355	658	61.66
July 2009	29	6,949,422	5.22	239,635	6.882	356	669	71.95
August 2009	34	7,155,957	5.38	210,469	6.859	357	672	72.82
September 2009	50	11,694,697	8.79	233,894	6.909	358	670	75.78
October 2009	43	10,175,268	7.65	236,634	6.821	359	674	71.72
Total	579	$133,080,229	100.00%

Interest-Only Periods at Origination For All Initial Mortgage Loans in Loan Group 1

Interest Only Period (months)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	293	$49,374,859	27.89%	168,515	7.652	353	687	77.25
36	15	3,782,836	2.14	252,189	6.652	356	663	68.43
60	315	75,127,257	42.44	238,499	7.070	358	678	77.67
84	12	3,137,315	1.77	261,443	7.348	356	671	74.67
120	216	45,617,986	25.77	211,194	7.116	357	691	75.14
Total	851	$177,040,253	100.00%

Prepayment Charge Periods at Origination For All Initial Mortgage Loans in Loan Group 1

Prepayment Charge Period (months)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	295	$60,073,738	33.93%	203,640	7.231	357	688	74.01
6	3	792,301	0.45	264,100	7.056	357	726	83.78
12	36	8,157,680	4.61	226,602	7.606	357	678	76.91
24	297	66,861,150	37.77	225,122	7.013	358	677	78.20
36	220	41,155,384	23.25	187,070	7.554	353	687	77.79
Total	851	$177,040,253	100.00%

Loan Group 2

Mortgage Loan Programs For All Initial Mortgage Loans in Loan Group 2

Type of Program	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
40/30 Fixed Balloon	28	$6,119,023	0.98%	218,537	7.237	358	678	77.83
2/28 Six-month LIBOR 40/30 Balloon	93	20,052,857	3.22	215,622	7.313	356	695	80.40
2/28 Six-month LIBOR 45/30 Balloon	60	17,756,170	2.85	295,936	7.280	356	674	76.00
2/28 Six-month LIBOR 50/30 Balloon	10	1,964,327	0.32	196,433	7.311	357	703	79.65
2/38 Six-month LIBOR	1	308,404	0.05	308,404	8.975	472	685	83.50
3/27 Six-month LIBOR 40/30 Balloon	7	1,603,784	0.26	229,112	7.272	357	691	81.90
3/27 Six-month LIBOR 45/30 Balloon	65	16,631,309	2.67	255,866	7.340	355	671	76.20
5/25 Six-month LIBOR 40/30 Balloon	6	1,402,008	0.23	233,668	7.304	358	717	79.28
5/25 Six-month LIBOR 45/30 Balloon	1	636,745	0.10	636,745	6.990	356	701	75.00
5/35 Six-month LIBOR	1	382,264	0.06	382,264	7.750	478	739	90.00
7/23 Six-month LIBOR 45/30 Balloon	1	276,715	0.04	276,715	7.250	354	685	75.00
10-Year Fixed	2	153,496	0.02	76,748	6.677	118	781	53.66
15-Year Fixed	18	3,555,590	0.57	197,533	6.572	178	710	62.80
20-Year Fixed	2	381,724	0.06	190,862	6.392	238	609	52.78
30-Year Fixed	293	53,856,526	8.66	183,811	7.393	357	696	77.74
30-Year Fixed-IO	193	51,150,543	8.22	265,029	7.490	358	701	79.21
40-Year Fixed	14	2,554,663	0.41	182,476	7.492	477	707	76.08
30/15-Year Fixed Balloon	1	266,636	0.04	266,636	6.100	174	801	86.62
3/1-CMT One-Year-IO	2	420,313	0.07	210,156	6.712	355	724	60.42
5/1-CMT One-Year-IO	1	145,341	0.02	145,341	7.000	359	806	80.00
30-Year One-month-IO	1	268,800	0.04	268,800	8.500	357	758	80.00
2/13 Six-month LIBOR	1	237,138	0.04	237,138	8.100	176	685	94.90
2/28 Six-month LIBOR	237	43,014,671	6.91	181,497	7.606	357	689	81.14
2/28 Six-month LIBOR-IO	879	237,439,597	38.16	270,125	7.174	358	685	79.42
3/27 Six-month LIBOR	38	6,483,503	1.04	170,618	7.555	357	691	79.87
3/27 Six-month LIBOR- IO	105	29,013,114	4.66	276,315	6.804	357	699	79.31
5/25 Six-month LIBOR	40	8,054,711	1.29	201,368	7.983	358	705	80.56
5/25 Six-month LIBOR- IO	192	43,531,205	7.00	226,725	7.548	358	704	78.58
30-Year 12-month LIBOR	1	129,591	0.02	129,591	5.750	357	816	53.00
30-Year 12-month LIBOR - IO	14	3,948,797	0.63	282,057	6.858	358	719	75.32
3/1 12-month LIBOR	13	2,588,278	0.42	199,098	6.065	448	700	76.99
3/1 12-month LIBOR- IO	35	9,699,263	1.56	277,122	6.569	370	699	80.55
5/1 12-month LIBOR	25	5,525,684	0.89	221,027	7.219	392	686	73.41
5/1 12-month LIBOR- IO	223	51,579,263	8.29	231,297	7.151	364	709	73.72
7/1 12-month LIBOR- IO	2	1,059,700	0.17	529,850	6.781	356	732	79.68
Total	2,605	$622,191,751	100.00%

Mortgage Rates For All Initial Mortgage Loans in Loan Group 2 (1)

Range of Mortgage Rates (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
3.501 - 4.000	1	$63,589	0.01%	63,589	3.875	478	606	70.00
4.001 - 4.500	6	1,908,306	0.31	318,051	4.417	359	702	80.00
4.501 - 5.000	4	1,288,665	0.21	322,166	4.814	388	693	77.51
5.001 - 5.500	12	3,415,724	0.55	284,644	5.382	351	703	76.28
5.501 - 6.000	55	14,479,385	2.33	263,262	5.861	358	703	76.98
6.001 - 6.500	231	60,766,292	9.77	263,058	6.352	356	705	76.65
6.501 - 7.000	647	159,092,569	25.57	245,893	6.819	358	695	76.76
7.001 - 7.500	743	179,517,532	28.85	241,612	7.318	358	693	78.54
7.501 - 8.000	575	134,227,474	21.57	233,439	7.781	359	688	79.88
8.001 - 8.500	204	42,658,175	6.86	209,109	8.288	356	674	80.92
8.501 - 9.000	100	19,753,130	3.17	197,531	8.741	360	683	83.28
9.001 - 9.500	21	4,072,813	0.65	193,943	9.242	357	680	81.75
9.501 - 10.000	5	413,480	0.07	82,696	9.656	357	697	79.27
10.001 - 10.500	1	534,619	0.09	534,619	10.400	356	752	90.00
Total	2,605	$622,191,751	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in Loan Group 2 (net of such premiums) is expected to be approximately 7.255% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in Loan Group 2 is expected to be approximately 7.266% per annum.

Current Mortgage Loan Principal Balances For All Initial Mortgage Loans in Loan Group 2 (1)

Range of Current Mortgage Loan Principal Balances ($)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	7	$309,850	0.05%	44,264	6.972	329	708	41.75
50,000.01 - 100,000.00	184	15,260,319	2.45	82,937	7.669	353	693	75.91
100,000.01 - 150,000.00	483	60,529,097	9.73	125,319	7.489	359	695	78.00
150,000.01 - 200,000.00	588	102,840,066	16.53	174,898	7.309	359	691	78.81
200,000.01 - 250,000.00	406	91,055,338	14.63	224,274	7.247	357	690	78.87
250,000.01 - 300,000.00	303	83,564,236	13.43	275,790	7.090	359	692	79.04
300,000.01 - 350,000.00	201	65,010,827	10.45	323,437	7.091	361	688	79.45
350,000.01 - 400,000.00	145	54,460,421	8.75	375,589	7.241	358	692	78.89
400,000.01 - 450,000.00	89	38,232,101	6.14	429,574	7.261	357	693	77.71
450,000.01 - 500,000.00	82	38,839,133	6.24	473,648	7.284	357	694	79.19
500,000.01 - 550,000.00	31	16,188,423	2.60	522,207	7.383	358	691	79.74
550,000.01 - 600,000.00	43	24,677,214	3.97	573,889	7.336	353	688	75.87
600,000.01 - 650,000.00	15	9,425,165	1.51	628,344	6.938	356	693	77.86
650,000.01 - 700,000.00	10	6,745,422	1.08	674,542	7.742	357	707	79.48
700,000.01 - 750,000.00	5	3,631,665	0.58	726,333	7.051	358	723	69.10
750,000.01 - 1,000,000.00	13	11,422,476	1.84	878,652	7.391	357	721	75.11
Total	2,605	$622,191,751	100.00%
_________
(1)	As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in Loan Group 2 is approximately $238,845.

FICO Credit Scores For All Initial Mortgage Loans in Loan Group 2 (1)

Range of FICO Credit Scores	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
521 - 540	1	$234,033	0.04%	234,033	6.450	238	534	35.61
541 - 560	4	647,569	0.10	161,892	8.180	352	556	71.20
561 - 580	5	927,960	0.15	185,592	7.506	349	568	80.10
581 - 600	9	2,232,029	0.36	248,003	7.600	356	594	79.69
601 - 620	22	5,530,329	0.89	251,379	7.188	358	612	74.56
621 - 640	145	34,221,215	5.50	236,008	7.497	359	632	78.12
641 - 660	519	123,886,554	19.91	238,702	7.357	358	650	78.23
661 - 680	544	126,870,782	20.39	233,218	7.282	359	670	78.49
681 - 700	402	96,259,014	15.47	239,450	7.244	357	690	78.81
701 - 720	254	63,469,428	10.20	249,880	7.244	358	710	78.13
721 - 740	244	60,336,251	9.70	247,280	7.203	359	731	78.57
741 - 760	209	51,336,920	8.25	245,631	7.142	359	751	79.73
761 - 780	145	33,833,010	5.44	233,331	7.153	355	770	79.43
781 - 800	74	16,739,023	2.69	226,203	7.105	357	789	76.89
801 - 820	26	5,456,088	0.88	209,850	6.905	351	807	77.73
821 - 840	2	211,548	0.03	105,774	6.452	358	824	72.66
Total	2,605	$622,191,751	100.00%
_________
(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in Loan Group 2 is approximately 692.

Documentation Programs For All Initial Mortgage Loans in Loan Group 2

Type of Program	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	1,188	$296,084,619	47.59%	249,229	7.444	358	693	78.16
Full/Alternative	855	185,254,067	29.77	216,671	6.910	358	686	78.97
No Ratio	198	47,757,998	7.68	241,202	7.415	358	703	80.65
Stated Income/Stated Asset	152	39,984,691	6.43	263,057	7.560	357	694	78.13
Full DU (1)	85	25,708,831	4.13	302,457	6.875	358	681	78.75
No Income/No Asset	108	22,224,967	3.57	205,787	7.623	359	707	75.17
Preferred	17	4,518,257	0.73	265,780	6.574	360	732	74.19
CLUES-Easy Doc	1	432,000	0.07	432,000	6.125	359	649	90.00
Streamlined	1	226,320	0.04	226,320	6.625	358	756	79.69
Total	2,605	$622,191,751	100.00%
_________
(1)	A hybrid of the Full Documentation Program and Fannie Mae Desktop Underwriter, an automated underwriting system (AUS).

Original Loan-to-Value Ratios For All Initial Mortgage Loans in Loan Group 2 (1)(2)

Range of Original Loan-to-Value Ratios (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	55	$10,084,646	1.62%	183,357	6.679	337	678	38.07
50.01 - 55.00	24	5,443,190	0.87	226,800	6.808	358	673	52.96
55.01 - 60.00	29	7,480,978	1.20	257,965	7.080	359	705	57.95
60.01 - 65.00	19	4,633,603	0.74	243,874	6.800	359	701	63.80
65.01 - 70.00	73	18,450,790	2.97	252,751	7.208	363	692	68.65
70.01 - 75.00	218	57,851,255	9.30	265,373	7.201	356	681	74.52
75.01 - 80.00	2,008	476,205,481	76.54	237,154	7.265	359	694	79.76
80.01 - 85.00	26	6,780,911	1.09	260,804	7.430	366	684	84.51
85.01 - 90.00	70	16,238,929	2.61	231,985	7.551	359	681	89.87
90.01 - 95.00	51	12,238,323	1.97	239,967	7.740	356	693	94.96
95.01 - 100.00	32	6,783,644	1.09	211,989	8.071	358	706	99.94
Total	2,605	$622,191,751	100.00%
_________
(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in Loan Group 2 is approximately 78.49%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in Loan Group 2 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios For All Initial Mortgage Loans in Loan Group 2 (1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	51	$9,334,146	1.50%	183,022	6.673	332	680	37.67
50.01 - 55.00	24	5,443,190	0.87	226,800	6.808	358	673	52.96
55.01 - 60.00	27	6,430,054	1.03	238,150	6.944	363	693	56.66
60.01 - 65.00	17	4,324,111	0.69	254,359	6.799	359	702	63.83
65.01 - 70.00	44	11,175,383	1.80	253,986	7.023	366	686	68.58
70.01 - 75.00	37	10,910,476	1.75	294,878	7.085	358	702	71.74
75.01 - 80.00	193	54,598,201	8.78	282,892	7.178	355	695	79.27
80.01 - 85.00	22	7,629,446	1.23	346,793	7.391	365	701	82.43
85.01 - 90.00	140	35,362,388	5.68	252,588	7.317	360	695	83.22
90.01 - 95.00	167	40,915,414	6.58	245,002	7.406	360	700	82.82
95.01 - 100.00	1,883	436,068,943	70.09	231,582	7.295	358	691	79.61
Total	2,605	$622,191,751	100.00%
_________
(1)	As of the initial cut-off date, the weighted average original combined Loan-to-Value Ratio of the Initial Mortgage Loans in Loan Group 2 is approximately 94.01%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in Loan Group 2 that may exist at the time of origination.

State Distribution of Mortgaged Properties For All Initial Mortgage Loans in Loan Group 2 (1)

Geographic Location	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	18	$3,029,381	0.49%	168,299	7.689	362	696	84.12
Alaska	1	193,600	0.03	193,600	6.940	359	698	80.00
Arizona	142	30,335,330	4.88	213,629	7.232	358	698	78.23
Arkansas	8	1,125,756	0.18	140,719	7.684	326	671	83.50
California	646	222,743,951	35.80	344,805	7.106	358	689	77.65
Colorado	58	12,375,201	1.99	213,366	7.198	358	691	79.50
Connecticut	21	4,202,186	0.68	200,104	7.124	362	718	78.89
Delaware	10	2,267,445	0.36	226,745	7.167	358	685	77.33
District of Columbia	3	755,600	0.12	251,867	7.295	389	701	80.39
Florida	368	77,988,202	12.53	211,924	7.419	360	698	79.25
Georgia	118	20,179,759	3.24	171,015	7.457	360	695	79.45
Hawaii	5	1,605,821	0.26	321,164	7.882	372	670	68.06
Idaho	12	2,010,477	0.32	167,540	7.027	356	684	76.43
Illinois	56	11,985,477	1.93	214,026	7.569	362	697	80.87
Indiana	23	3,095,197	0.50	134,574	7.626	358	688	80.23
Iowa	1	97,459	0.02	97,459	7.640	358	674	80.00
Kansas	6	583,371	0.09	97,229	7.845	358	683	79.27
Kentucky	18	2,787,903	0.45	154,883	7.519	363	687	72.06
Louisiana	16	2,402,768	0.39	150,173	7.314	357	675	80.50
Maine	1	211,570	0.03	211,570	7.300	355	686	90.00
Maryland	67	18,524,544	2.98	276,486	7.049	358	690	77.89
Massachusetts	31	7,984,117	1.28	257,552	7.428	360	700	78.88
Michigan	34	5,104,161	0.82	150,122	7.484	355	717	79.66
Minnesota	45	8,450,218	1.36	187,783	7.485	367	680	79.09
Mississippi	12	1,728,194	0.28	144,016	7.337	358	717	79.89
Missouri	24	3,826,685	0.62	159,445	7.300	360	686	80.63
Montana	2	238,320	0.04	119,160	8.150	358	669	79.44
Nebraska	3	468,157	0.08	156,052	8.401	357	717	86.32
Nevada	104	24,234,633	3.90	233,025	7.210	356	697	79.71
New Hampshire	4	812,032	0.13	203,008	7.282	358	679	83.60
New Jersey	46	14,553,069	2.34	316,371	7.670	357	685	77.71
New Mexico	8	1,484,433	0.24	185,554	7.507	357	678	78.87
New York	45	15,047,566	2.42	334,390	7.378	359	708	78.11
North Carolina	39	7,004,559	1.13	179,604	7.489	347	686	76.94
Ohio	34	4,399,713	0.71	129,403	7.216	358	709	79.05
Oklahoma	6	602,073	0.10	100,345	7.395	343	670	76.27
Oregon	56	11,245,165	1.81	200,807	7.064	358	681	77.85
Pennsylvania	45	7,897,140	1.27	175,492	7.301	351	703	80.87
Rhode Island	6	1,365,767	0.22	227,628	7.175	359	676	78.69
South Carolina	21	3,630,087	0.58	172,861	7.192	340	702	80.43
South Dakota	4	499,769	0.08	124,942	7.353	359	676	83.62
Tennessee	50	8,189,913	1.32	163,798	7.580	355	687	79.55
Texas	126	17,240,437	2.77	136,829	7.813	356	696	79.94
Utah	31	6,011,503	0.97	193,919	7.383	357	692	76.62
Virginia	88	20,601,726	3.31	234,111	7.147	358	684	77.52
Washington	127	28,955,743	4.65	227,998	7.118	358	696	79.40
West Virginia	1	123,233	0.02	123,233	7.550	356	633	80.00
Wisconsin	15	1,992,341	0.32	132,823	7.909	358	700	78.48
Total	2,605	$622,191,751	100.00%
_________
(1)	As of the initial cut-off date, no more than approximately 0.56% of the Initial Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans For All Initial Mortgage Loans in Loan Group 2

Loan Purpose	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	2,296	$530,275,722	85.23%	230,956	7.300	358	694	79.71
Refinance (cash-out)	233	67,677,839	10.88	290,463	7.053	359	678	70.78
Refinance (rate/term)	76	24,238,190	3.90	318,924	7.096	358	703	73.37
Total	2,605	$622,191,751	100.00%

Type of Mortgaged Properties For All Initial Mortgage Loans in Loan Group 2

Property Type	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	1,646	$403,746,168	64.89%	245,289	7.242	357	691	78.15
Planned Unit Development	572	131,340,141	21.11	229,616	7.291	358	694	78.89
Low-Rise Condominium	280	55,319,116	8.89	197,568	7.252	361	692	79.92
2-4 Family Residence	94	27,390,178	4.40	291,385	7.481	362	708	78.83
High-Rise Condominium	13	4,396,148	0.71	338,165	7.479	362	704	77.65
Total	2,605	$622,191,751	100.00%

Occupancy Types For All Initial Mortgage Loans in Loan Group 2 (1)

Occupancy Type	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	2,426	$585,946,596	94.17%	241,528	7.246	358	690	78.56
Investment Property	127	24,479,171	3.93	192,749	7.687	356	733	76.48
Secondary Residence	52	11,765,985	1.89	226,269	7.355	358	732	79.08
Total	2,605	$622,191,751	100.00%
___________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity For All Initial Mortgage Loans in Loan Group 2 (1)

Remaining Term to Maturity (Months)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
479	11	$2,497,239	0.40%	227,022	6.713	479	703	77.53
478	20	4,211,952	0.68	210,598	6.971	478	697	78.29
477	10	1,977,915	0.32	197,791	7.010	477	714	74.19
476	6	989,163	0.16	164,861	6.565	476	684	83.12
475	1	151,889	0.02	151,889	6.250	475	645	73.20
472	1	308,404	0.05	308,404	8.975	472	685	83.50
360	20	5,716,230	0.92	285,812	7.265	360	712	78.50
359	667	155,660,670	25.02	233,374	7.121	359	695	77.67
358	1,025	237,237,841	38.13	231,452	7.302	358	692	78.96
357	274	64,265,217	10.33	234,545	7.566	357	696	78.91
356	275	76,345,969	12.27	277,622	7.303	356	688	77.79
355	122	31,088,396	5.00	254,823	7.202	355	696	81.05
354	111	27,097,635	4.36	244,123	7.349	354	678	80.57
353	11	4,008,046	0.64	364,368	6.628	353	693	76.88
352	5	1,546,896	0.25	309,379	7.522	352	623	74.00
351	3	566,326	0.09	188,775	8.339	351	619	82.88
350	9	1,708,776	0.27	189,864	7.518	350	669	71.56
349	3	703,256	0.11	234,419	7.144	349	669	78.28
348	4	808,521	0.13	202,130	7.080	348	657	68.32
343	1	261,600	0.04	261,600	5.500	343	712	80.00
335	1	272,602	0.04	272,602	6.500	335	665	98.44
332	1	172,624	0.03	172,624	6.000	332	567	79.99
239	1	147,691	0.02	147,691	6.300	239	728	80.00
238	1	234,033	0.04	234,033	6.450	238	534	35.61
179	4	529,434	0.09	132,359	7.133	179	717	72.57
178	12	2,325,685	0.37	193,807	6.480	178	712	67.07
177	1	591,944	0.10	591,944	6.375	177	696	35.29
176	2	345,665	0.06	172,833	7.715	176	692	88.28
174	1	266,636	0.04	266,636	6.100	174	801	86.62
119	1	75,443	0.01	75,443	6.990	119	777	80.00
118	1	78,053	0.01	78,053	6.375	118	784	28.21
Total	2,605	$622,191,751	100.00%
____________
(1)	As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in Loan Group 2 is approximately 358 months.

Months to Next Adjustment Date For the Adjustable Rate Group 2 Mortgage Loans

Months to Next Adjustment Date	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1	1	$268,800	0.05%	268,800	8.500	357	758	80.00
8	1	172,624	0.03	172,624	6.000	332	567	79.99
9	5	769,694	0.15	153,939	5.982	357	733	71.69
10	10	3,308,694	0.66	330,869	7.018	358	720	75.29
12	1	107,549	0.02	107,549	6.800	348	745	80.00
13	1	363,875	0.07	363,875	7.700	349	672	80.00
14	2	369,733	0.07	184,866	8.958	350	642	88.32
16	1	308,404	0.06	308,404	8.975	472	685	83.50
17	3	836,746	0.17	278,915	6.556	353	698	75.08
18	68	16,966,033	3.37	249,500	7.286	354	675	82.68
19	87	21,160,447	4.20	243,224	7.288	355	693	82.74
20	178	51,035,375	10.12	286,716	7.359	355	686	78.23
21	119	27,687,598	5.49	232,669	7.412	357	683	78.96
22	470	113,142,277	22.44	240,728	7.225	358	681	79.30
23	342	86,017,220	17.06	251,512	7.141	359	691	79.35
24	11	3,197,923	0.63	290,720	7.062	359	721	78.79
25	1	215,450	0.04	215,450	6.000	349	723	79.99
26	1	239,472	0.05	239,472	6.625	350	768	80.00
29	1	440,000	0.09	440,000	8.240	353	651	80.00
30	29	6,749,579	1.34	232,744	7.419	354	678	77.09
31	24	6,201,545	1.23	258,398	6.833	355	700	77.69
32	71	18,372,905	3.64	258,773	7.176	361	683	77.44
33	21	4,634,179	0.92	220,675	7.170	371	692	80.93
34	55	13,867,678	2.75	252,140	7.007	367	691	78.97
35	57	14,870,996	2.95	260,895	6.441	365	703	80.39
36	2	255,120	0.05	127,560	6.959	360	701	80.00
50	1	239,400	0.05	239,400	6.750	350	670	52.20
51	1	162,891	0.03	162,891	7.750	351	771	90.00
53	2	321,492	0.06	160,746	7.199	353	616	84.06
54	2	665,500	0.13	332,750	7.533	354	714	84.59
55	8	2,160,683	0.43	270,085	6.952	363	671	73.18
56	19	5,416,561	1.07	285,082	7.070	358	708	75.63
57	66	14,369,149	2.85	217,714	7.688	358	710	78.10
58	233	52,770,904	10.47	226,485	7.456	363	710	78.49
59	150	32,921,043	6.53	219,474	7.163	365	701	72.06
60	7	2,229,600	0.44	318,514	7.622	360	700	75.07
78	1	276,715	0.05	276,715	7.250	354	685	75.00
80	1	900,000	0.18	900,000	6.875	356	756	80.00
81	1	159,700	0.03	159,700	6.250	357	600	77.90
Total	2,054	$504,153,551	100.00%

Gross Margins For the Adjustable Rate Group 2 Mortgage Loans (1)

Range of Gross Margins (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.001 - 2.000	6	$1,716,554	0.34%	286,092	7.414	358	723	80.00
2.001 - 3.000	569	136,426,526	27.06	239,765	7.118	364	704	76.35
3.001 - 4.000	71	15,717,125	3.12	221,368	7.295	360	708	83.03
4.001 - 5.000	248	60,550,527	12.01	244,155	6.745	357	707	79.52
5.001 - 6.000	461	117,046,888	23.22	253,898	6.942	358	689	79.49
6.001 - 7.000	530	135,992,621	26.97	256,590	7.514	358	675	78.93
7.001 - 8.000	160	35,005,920	6.94	218,787	8.318	356	673	79.89
8.001 - 9.000	9	1,697,391	0.34	188,599	8.768	357	657	84.40
Total	2,054	$504,153,551	100.00%
____________
(1)	As of the initial cut-off date, the weighted average gross margin of the Initial Mortgage Loans that are Adjustable Rate Mortgage Loans in Loan Group 2 was approximately 4.912%.

Maximum Mortgage Rates For the Adjustable Rate Group 2 Mortgage Loans (1)

Range of Maximum Mortgage Rates (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
9.001 - 10.000	6	$1,773,935	0.35%	295,656	4.568	363	689	79.64
10.001 - 11.000	19	4,991,482	0.99	262,710	5.483	365	708	79.54
11.001 - 12.000	163	38,692,939	7.67	237,380	6.395	368	692	71.28
12.001 - 13.000	766	194,918,998	38.66	254,463	6.850	360	701	78.68
13.001 - 14.000	853	207,606,337	41.18	243,384	7.518	358	685	78.93
14.001 - 15.000	216	49,732,372	9.86	230,242	8.282	358	678	81.97
15.001 - 16.000	29	5,730,871	1.14	197,616	8.649	349	671	86.30
16.001 - 17.000	1	172,000	0.03	172,000	9.525	356	727	80.00
17.001 - 18.000	1	534,619	0.11	534,619	10.400	356	752	90.00
Total	2,054	$504,153,551	100.00%
____________
(1)	As of the initial cut-off date, the weighted average maximum mortgage rate of the Initial Mortgage Loans that are Adjustable Rate Mortgage Loans in Loan Group 2 was approximately 13.115% per annum.

Initial Periodic Rate Caps For the Adjustable Rate Group 2 Mortgage Loans

Initial Periodic Rate Cap (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	1	$268,800	0.05%	268,800	8.500	357	758	80.00
1.500	3	748,795	0.15	249,598	8.137	354	656	80.00
2.000	415	100,160,909	19.87	241,352	7.091	361	703	80.30
3.000	1,126	285,406,421	56.61	253,469	7.238	357	681	78.93
4.875	1	196,000	0.04	196,000	9.000	357	743	79.67
5.000	303	71,014,816	14.09	234,372	7.296	365	700	74.49
6.000	205	46,357,810	9.20	226,136	7.401	358	716	79.65
Total	2,054	$504,153,551	100.00%

Subsequent Periodic Rate Caps For the Adjustable Rate Group 2 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	1	$268,800	0.05%	268,800	8.500	357	758	80.00
1.000	1,577	390,896,554	77.54	247,874	7.242	357	686	79.24
1.500	3	748,795	0.15	249,598	8.137	354	656	80.00
2.000	473	112,239,402	22.26	237,293	7.200	365	709	76.56
Total	2,054	$504,153,551	100.00%

Minimum Mortgage Rates For the Adjustable Rate Group 2 Mortgage Loans (1)

Range of Minimum Mortgage Rates (%)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.001 - 2.000	1	$147,920	0.03%	147,920	7.750	357	786	80.00
2.001 - 3.000	559	134,436,278	26.67	240,494	7.107	364	704	76.33
3.001 - 4.000	45	9,192,373	1.82	204,275	7.755	364	704	83.75
4.001 - 5.000	14	3,133,514	0.62	223,822	7.502	357	690	83.20
5.001 - 6.000	42	12,028,141	2.39	286,384	6.045	358	684	77.46
6.001 - 7.000	520	140,336,935	27.84	269,879	6.742	357	696	79.36
7.001 - 8.000	690	166,044,764	32.94	240,645	7.517	357	679	79.12
8.001 - 9.000	171	36,783,256	7.30	215,107	8.412	358	678	80.75
9.001 - 10.000	11	1,515,752	0.30	137,796	9.242	357	669	81.39
10.001 - 11.000	1	534,619	0.11	534,619	10.400	356	752	90.00
Total	2,054	$504,153,551	100.00%
____________
(1)	As of the initial cut-off date, the weighted average minimum mortgage rate of the Initial Mortgage Loans that are Adjustable Rate Mortgage Loans in Loan Group 2 was approximately 5.832% per annum.

Next Adjustment Dates For the Adjustable Rate Group 2 Mortgage Loans

Next Adjustment Date	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
December 2006	1	$268,800	0.05%	268,800	8.500	357	758	80.00
July 2007	1	172,624	0.03	172,624	6.000	332	567	79.99
August 2007	5	769,694	0.15	153,939	5.982	357	733	71.69
September 2007	10	3,308,694	0.66	330,869	7.018	358	720	75.29
November 2007	1	107,549	0.02	107,549	6.800	348	745	80.00
December 2007	1	363,875	0.07	363,875	7.700	349	672	80.00
January 2008	2	369,733	0.07	184,866	8.958	350	642	88.32
March 2008	1	308,404	0.06	308,404	8.975	472	685	83.50
April 2008	3	836,746	0.17	278,915	6.556	353	698	75.08
May 2008	70	17,534,796	3.48	250,497	7.308	354	676	82.86
June 2008	86	20,699,710	4.11	240,694	7.273	355	693	82.57
July 2008	178	51,049,442	10.13	286,795	7.357	355	686	78.23
August 2008	142	31,424,401	6.23	221,299	7.424	357	683	78.93
September 2008	470	113,500,673	22.51	241,491	7.227	358	681	79.29
October 2008	318	81,799,927	16.23	257,232	7.122	359	691	79.39
November 2008	11	3,197,923	0.63	290,720	7.062	359	721	78.79
December 2008	1	215,450	0.04	215,450	6.000	349	723	79.99
January 2009	1	239,472	0.05	239,472	6.625	350	768	80.00
April 2009	1	440,000	0.09	440,000	8.240	353	651	80.00
May 2009	29	6,749,579	1.34	232,744	7.419	354	678	77.09
June 2009	24	6,201,545	1.23	258,398	6.833	355	700	77.69
July 2009	71	18,372,905	3.64	258,773	7.176	361	683	77.44
August 2009	23	5,045,180	1.00	219,356	7.117	370	695	80.81
September 2009	54	13,572,194	2.69	251,337	7.027	367	690	78.96
October 2009	56	14,755,480	2.93	263,491	6.431	365	703	80.39
November 2009	2	255,120	0.05	127,560	6.959	360	701	80.00
January 2011	1	239,400	0.05	239,400	6.750	350	670	52.20
February 2011	1	162,891	0.03	162,891	7.750	351	771	90.00
April 2011	2	321,492	0.06	160,746	7.199	353	616	84.06
May 2011	2	665,500	0.13	332,750	7.533	354	714	84.59
June 2011	8	2,160,683	0.43	270,085	6.952	363	671	73.18
July 2011	19	5,416,561	1.07	285,082	7.070	358	708	75.63
August 2011	66	14,369,149	2.85	217,714	7.688	358	710	78.10
September 2011	233	52,770,904	10.47	226,485	7.456	363	710	78.49
October 2011	150	32,921,043	6.53	219,474	7.163	365	701	72.06
November 2011	7	2,229,600	0.44	318,514	7.622	360	700	75.07
May 2013	1	276,715	0.05	276,715	7.250	354	685	75.00
July 2013	1	900,000	0.18	900,000	6.875	356	756	80.00
August 2013	1	159,700	0.03	159,700	6.250	357	600	77.90
Total	2,054	$504,153,551	100.00%

Interest-Only Periods at Origination For All Initial Mortgage Loans in Loan Group 2

Interest Only Period (months)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	958	$193,935,816	31.17%	202,438	7.400	357	690	78.27
36	20	5,779,256	0.93	288,963	6.634	360	711	79.49
60	975	261,408,512	42.01	268,111	7.165	358	687	78.87
84	24	7,318,667	1.18	304,944	7.433	355	670	82.45
120	628	153,749,500	24.71	244,824	7.283	360	704	77.89
Total	2,605	$622,191,751	100.00%

Prepayment Charge Periods at Origination For All Initial Mortgage Loans in Loan Group 2

Prepayment Charge Period (months)	Number Of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	703	$168,738,314	27.12%	240,026	7.354	360	698	77.84
6	6	1,064,577	0.17	177,430	7.355	355	722	76.97
12	147	43,744,517	7.03	297,582	7.414	361	693	78.40
18	1	232,055	0.04	232,055	5.990	354	687	75.00
24	1,013	249,467,543	40.09	246,266	7.160	357	685	79.58
30	3	998,340	0.16	332,780	6.858	250	702	53.48
36	661	143,955,436	23.14	217,784	7.315	357	696	77.67
60	71	13,990,969	2.25	197,056	7.154	365	725	77.39
Total	2,605	$622,191,751	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent undivided beneficial ownership interests in the issuing entity created pursuant to the Pooling and Servicing Agreement. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust’s rights under the Swap Contract Administration Agreement referred to in this free writing prospectus. We summarize below the material terms pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2006-OC10 consist of the Class 1-A, Class 2-A-1, Class 2-A-2A, Class 2-A-2B, Class 2-A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class P and Class C Certificates. Only the classes of certificates listed on page 1 hereof are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A, Class 2-A-1, Class 2-A-2A, Class 2-A-2B, Class 2-A-3 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2A, Class 2-A-2B and Class 2-A-3 Certificates

Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates

Senior LIBOR Certificates	Class 1-A Certificates and Group 2 Senior Certificates

LIBOR Certificates	Senior LIBOR Certificates and Subordinated Certificates

Offered Certificates	Senior Certificates and Subordinated Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A Certificates	Senior/Floating Pass-Through Rate

Class 2-A-1 Certificates	Senior/Floating Pass-Through Rate

Class 2-A-2A Certificates	Senior/Floating Pass-Through Rate/Super Senior

Class 2-A-2B Certificates	Senior/Floating Pass-Through Rate/Support

Class 2-A-3 Certificates	Senior/Floating Pass-Through Rate

Class A-R Certificates	Senior/REMIC Residual

Subordinated Certificates	Subordinate/Floating Pass Through Rate

Class P Certificates	Prepayment Charges

Class C Certificates	Residual

The Class C and Class P Certificates are not offered by this free writing prospectus and are sometimes referred to in this free writing prospectus as the “private certificates.” The Class A-R, Class C and Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of Offered Certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

•	the Applied Realized Loss Amounts allocated to the class;

•	and, increased by the amount (based on Subsequent Recoveries) allocated to that class.

To the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of LIBOR Certificates, the Class Certificate Balance thereof will be increased on each Distribution Date sequentially by class in the order of distribution priority (and pro rata among the Group 2 Senior Certificates; provided, however, that any amounts otherwise allocable to the Class 2-A-2B Certificates will be allocated to the Class 2-A-2A Certificates to the extent of the related Applied Realized Loss Amount) by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related loan group or loan groups collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of LIBOR Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under “Distributions—Distributions of Principal,” and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see“Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” in the prospectus and“Global, Clearance, Settlement And Tax Documentation Procedures — Material U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See“Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and“Miscellaneous Tax Aspects — Backup Withholding” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the Pooling and Servicing Agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the Pooling and Servicing Agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the Pooling and Servicing Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See“Description of the Certificates - Book-Entry Certificates” in the prospectus.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the Closing Date, the Master Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the Master Servicer initially at Countrywide Bank, N.A., which is an affiliate of the Depositor, the sellers and the Master Servicer. The Master Servicer will deposit or cause to be deposited in the Certificate Account within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the Pooling and Servicing Agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the Pooling and Servicing Agreement:

•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•	all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

•	all payments on account of prepayment charges on the Mortgage Loans;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the Master Servicer’s normal servicing procedures;

•	any amount required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement in connection with any losses on permitted investments for which it is responsible;

•
any amounts received by the Master Servicer with respect to primary mortgage insurance and in respect of net monthly rental income from any mortgaged property that the Master Servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”);

•	all Substitution Adjustment Amounts; and

•	all Advances made by the Master Servicer.

Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•
to pay to the Master Servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the Master Servicer) described above under “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus;

•
to reimburse each of the Master Servicer and the Trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

•
to reimburse each of the Master Servicer and the Trustee for any nonrecoverable Advance previously made by it (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advance);

•	to reimburse the Master Servicer for insured expenses from the related insurance proceeds;

•
to reimburse the Master Servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•
to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the Master Servicer for expenses incurred by any of them and reimbursable pursuant to the Pooling and Servicing Agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•
to withdraw an amount equal to the sum of (a) the related Interest Funds, (b) the related Principal Remittance Amount, (c) any prepayment charges received and (d) the Trustee Fee for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of related Interest Funds, the related Principal Remittance Amount, any prepayment charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the Trustee on behalf of the certificateholders (the “Distribution Account”). Upon termination of the Funding Period, the Trustee will deposit into the Distribution Account any amounts remaining in the Pre-Funding Account, other than the investment earnings, for distribution to the related senior certificates. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the Master Servicer to the Trustee; and

•	any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and the Swap Account as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the Trustee Fee to the Trustee;

•	to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the LIBOR Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, or any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract.” With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract.”

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•	the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the Depositor and will be remitted to the Depositor as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to the Depositor and will not thereafter be available for distribution to certificateholders.

All income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the Depositor’s own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Carryover Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the LIBOR Certificates to zero and the termination of the Pooling and Servicing Agreement. Any losses incurred in the Carryover Reserve Fund in respect of the investment will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement.

The Swap Account. Funds in the Swap Account will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees

Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that mortgage loan	Monthly

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time

Indemnification expenses / the sellers, the Master Servicer and the Depositor	Amounts for which the sellers, the Master Servicer and Depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account.	Monthly

__________
(1)
If the Trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement. See “— Amendment” in the prospectus.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the certificates.

(3)
The Master Servicing Fee Rate for each Mortgage Loan will equal the per annum rate described under “Servicing of Mortgage Loans — Servicing Compensation and Payment of Expenses”. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the sellers, the Master Servicer, and the Depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the Trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in December 2006 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The record date for any distribution date will be (x) the business day preceding that distribution date so long as the certificates are in book entry form and (y) the last business day of the month preceding the month of that distribution date for any certificate in definitive form (the “Record Date”).

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the Trustee.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

The “Interest Remittance Amount” for any Distribution Date and loan group is equal to:

(a) the sum, without duplication, of:

(1) all scheduled interest on the Mortgage Loans in that loan group due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

(2) all interest on prepayments on the Mortgage Loans in that loan group, other than Prepayment Interest Excess,

(3) all Advances relating to interest in respect of the Mortgage Loans in that loan group,

(4) amounts paid by the Master Servicer in respect of Compensating Interest for that loan group,

(5) liquidation proceeds on the Mortgage Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), and

(6) for each Distribution Date during, and the Distribution Date immediately after the Funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account with respect to that loan group, minus

(b) all Advances relating to interest on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

The “Principal Remittance Amount” for any Distribution Date and loan group is equal to:

(a) the sum, without duplication, of:

(1) the scheduled principal collected or advanced on the Mortgage Loans in that loan group with respect to the related Due Date,

(2) prepayments on the Mortgage Loans in that loan group collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan in that loan group that was repurchased by a seller or purchased by the Master Servicer with respect to that Distribution Date,

(4) any Substitution Adjustment Amounts in respect of Mortgage Loans in that loan group,

(5) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are allocated to principal and are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures and all liquidation proceeds in respect of Mortgage Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period, and

(6) the amount, if any, remaining on deposit in the Funding Account with respect to that loan group after the end of the Funding Period (net of any investment income thereon);

minus

(b) all Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

“Prepayment Interest Excess” means with respect to any Mortgage Loan and principal prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

General. On each Distribution Date, the interest distributable with respect to the LIBOR Certificates is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Interest Accrual Period and in the case of the Senior LIBOR Certificates, any Interest Carry Forward Amount. For each class of Subordinated Certificates, any Interest Carry Forward Amount will be payable only from Excess Cashflow (if any) as and to the extent described in this free writing prospectus under “— Overcollateralization Provisions.”

The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the applicable Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the applicable Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining Excess Cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

Distributions of Interest Funds. On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority:

(1) from the Interest Funds for Loan Group 1 and Loan Group 2, pro rata based on the Interest Funds for each loan group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(2) concurrently:

(a) from Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for such class and such Distribution Date; and

(b) from Interest Funds for Loan Group 2, concurrently, to each class of Group 2 Senior Certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date;

(3) from the remaining Interest Funds for both loan groups to each class of Senior LIBOR Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (2)(a) or (2)(b) above, based on the amount of interest each such class is entitled to receive on that Distribution Date, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the amount of interest each such class is entitled to receive on that Distribution Date, will be distributed to each class of Senior LIBOR Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount, pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount;

(4) from the remaining Interest Funds from both loan groups in the following order of priority:

(a) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Current Interest for each such class and such Distribution Date; and

(b) any remainder, as part of the Excess Cashflow described under “—Overcollateralization Provisions” below.

Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a “Pass-Through Rate”).

LIBOR Certificates.

The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

(1) One-Month LIBOR for such Interest Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for such class and Interest Accrual Period, and

(2) the applicable Net Rate Cap for such class for such Distribution Date.

The “Pass-Through Margin” for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates	Pass-Through Margin
	(1)	(2)
Class 1-A	0.160%	0.320%
Class 2-A-1	0.090%	0.180%
Class 2-A-2A	0.180%	0.360%
Class 2-A-2B	0.220%	0.440%
Class 2-A-3	0.230%	0.460%
Class M-1	0.300%	0.450%

Class of LIBOR Certificates	Pass-Through Margin
	(1)	(2)
Class M-2	0.310%	0.465%
Class M-3	0.340%	0.510%
Class M-4	0.420%	0.630%
Class M-5	0.460%	0.690%
Class M-6	0.510%	0.765%
Class M-7	1.200%	1.800%
Class M-8	1.450%	2.175%
__________
(1)	For the Interest Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.
(2)	For the Interest Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

Class A-R, Class P and Class C Certificates.

The Class A-R, Class P and Class C Certificates do not have a Pass-Through Rate.

Definitions Related to Interest Calculations.

The “Interest Accrual Period” for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

The “Interest Funds” for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for such Distribution Date.

“Current Interest,” with respect to each class of LIBOR Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of LIBOR Certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates, over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Adjusted Net Mortgage Rate,” with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

The “Net Rate Cap” for each Distribution Date and the following classes of certificates is:

•	with respect to the Senior LIBOR Certificates,

•
(A)  the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans in the related loan group as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period, minus

•	(B) the Swap Adjustment Rate for such Distribution Date and the related loan group; and

•
with respect to the Subordinated Certificates, the weighted average of the Net Rate Caps for the Class 1-A Certificates and the Group 2 Senior Certificates, in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the Class Certificate Balance of the Class 1-A Certificates and the aggregate Class Certificate Balance of the Group 2 Senior Certificates, respectively.

The “Swap Adjustment Rate” for each Distribution Date and loan group is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (i) the sum of (a) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (b) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (ii) a fraction, the numerator of which is the Interest Funds for that loan group and the denominator of which is, the aggregate of the Interest Funds for both loan groups, and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

The “Net Rate Carryover” for a class of LIBOR Certificates on any Distribution Date is the excess of:

(1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

Principal

Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each loan group is required to be distributed as follows (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

(A) concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a)  to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

(b) to the Class 1-A Certificates, until its Class Certificate Balance is reduced to zero; and

(c) to the classes of Group 2 Senior Certificates (after the distribution of the Principal Distribution Amount for Loan Group 2 as provided in clause (1)(A)(ii)(a) below), to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Group 2 Senior Certificates, to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount for Loan Group 1 as provided in clause (1)(A)(i)(b) above), until its Class Certificate Balance is reduced to zero; and

(B) from the remaining Principal Distribution Amounts for both loan groups, in the following order of priority:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from both loan groups, sequentially:

(A) in an amount up to the Senior Principal Distribution Target Amount, pro rata based on the related Senior Principal Distribution Allocation Amount for the Class 1-A Certificates and the Group 2 Senior Certificates, concurrently:

(i) in an amount up to the Group 1 Senior Principal Distribution Amount, to the Class 1-A Certificates, until its Class Certificate Balance is reduced to zero, and

(ii) in an amount up to the Group 2 Senior Principal Distribution Amount, to the classes of Group 2 Senior Certificates, to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero;

provided, however, that if (a) the Class Certificate Balance of the Class 1-A Certificates or (b) the aggregate Class Certificate Balance of the Group 2 Senior Certificates is reduced to zero, then any remaining unpaid Senior Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Group 2 Senior Certificates, to be allocated among such classes of certificates in the order and priorities described in clause (3) below), until their respective Class Certificate Balances are reduced to zero; and

(B) from the remaining Principal Distribution Amounts for both loan groups, in the following order of priority:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Subordinated Class Principal Distribution Target Amount for each such class, in each case until its Class Certificate Balance is reduced to zero; and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) For each Distribution Date on which any principal amounts are to be distributed to the Group 2 Senior Certificates pursuant to clauses (1)(A) or (2)(A) above, such amounts will be distributed sequentially:

(i) to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

(ii) concurrently, to the Class 2-A-2A and Class 2-A-2B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(iii) to the Class 2-A-3 Certificates, until its Class Certificate Balance is reduced to zero.

Definitions Related to Principal Distributions.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “Pool Principal Balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.

“Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from November 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

“Principal Distribution Amount” with respect to each Distribution Date and loan group is the sum of:

(1) the Principal Remittance Amount for such loan group and Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date, and

(2) the Extra Principal Distribution Amount for such loan group and Distribution Date, and minus

(3) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Senior Principal Distribution Allocation Amount” for any Distribution Date means (a) with respect to the Class 1-A Certificates, the Group 1 Senior Principal Distribution Amount and (b) with respect to the Group 2 Senior Certificates, the Group 2 Senior Principal Distribution Amount.

“Senior Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date, over

(2) the lesser of (i) 84.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

“Group 1 Senior Principal Distribution Amount” for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 1 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

“Group 1 Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the Class Certificate Balance of the Class 1-A Certificates immediately prior to such Distribution Date, over

(2) the lesser of (x) 84.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the initial cut-off date and the portion of the original Pre-funded Amount attributable to Loan Group 1.

“Group 2 Senior Principal Distribution Amount” for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 2 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

“Group 2 Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the aggregate Class Certificate Balance of the Group 2 Senior Certificates immediately prior to such Distribution Date, over

(2) the lesser of (x) 84.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus (i) with respect to any Distribution Date prior to the Distribution Date in December 2026, an amount equal to 0.35% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in Loan Group 2 as of the initial cut -off date and the portion of the original Pre-funded Amount attributable to Loan Group 2 and (ii) on any Distribution Date on or after the Distribution Date in December 2026, the greater of (a) 0.35% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in Loan Group 2 as of the initial cut -off date and the portion of the original Pre-funded Amount attributable to Loan Group 2 and (b) the sum of (x) the aggregate Stated Principal Balance of the 40-Year Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) 0.10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in Loan Group 2 as of the initial cut-off date and the portion of the original Pre-funded Amount attributable to Loan Group 2.

“Subordinated Class Principal Distribution Target Amount” for any class of Subordinated Certificates and Distribution Date will equal the excess of:

(1) the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and (c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date minus the OC Floor;

provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	5.40%	10.80%
Class M-2	3.55%	7.10%
Class M-3	2.95%	5.90%
Class M-4	2.35%	4.70%
Class M-5	1.85%	3.70%
Class M-6	1.35%	2.70%
Class M-7	0.85%	1.70%
Class M-8	0.35%	0.70%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Offered Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-funded Amount.

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date and loan group is the product of (a) the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus and (b) a fraction, the numerator of which is the Principal Remittance Amount for such loan group and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“OC Floor” means (i) with respect to any Distribution Date prior to the Distribution Date in December 2026, an amount equal to 0.35% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-funded Amount and (ii) on any Distribution Date on or after the Distribution Date in December 2026, the greater of (a) 0.35% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-funded Amount and (b) the sum of (x) the aggregate Stated Principal Balance of the 40-Year Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) 0.10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-funded Amount.

“Overcollateralization Deficiency Amount,” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for each loan group on such Distribution Date).

“Overcollateralization Target Amount” means with respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the greater of (a) the product of (1) 0.35%, (2) the Initial Cut-Off Date Pool Principal Balance and (3) the original Pre-funded Amount and (b) the OC Floor, and (ii) on or after the Stepdown Date, an amount equal to the greater of (a) the product of (1) 0.70% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (b) the OC Floor provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal Remittance Amount for each loan group to be made on such Distribution Date) and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-funding Account.

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Stepdown Date” is the earlier to occur of:

(1) the Distribution Date immediately following the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero, and

(2) the later to occur of (x) the Distribution Date in December 2009 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 84.80% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date).

A “Trigger Event” with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding LIBOR Certificates:

Class	Percentage
Senior Certificates	42.00%
M-1	59.00%
M-2	89.75%
M-3	108.00%
M-4	135.75%
M-5	172.50%
M-6	236.25%
M-7	375.50%
M-8	911.75%

The “Senior Enhancement Percentage” with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Class Certificate Balances of the Senior Certificates have been reduced to zero, the sum of the Class Certificate Balances of the Senior Certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

A “Cumulative Loss Trigger Event” with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-funded Amount, as set forth below:

Distribution Date	Percentage

December 2008 - November 2009	0.25% with respect to December 2008, plus an additional 1/12th of 0.40% for each month thereafter through November 2009

December 2009 - November 2010	0.65% with respect to December 2009, plus an additional 1/12th of 0.50% for each month thereafter through November 2010

December 2010 - November 2011	1.15% with respect to December 2010, plus an additional 1/12th of 0.50% for each month thereafter through November 2011

December 2011 - November 2012	1.65% with respect to December 2011, plus an additional 1/12th of 0.30% for each month thereafter through November 2012

December 2012 - November 2013	1.95% with respect to December 2012, plus an additional 1/12th of 0.05% for each month thereafter through November 2013

December 2013 and thereafter	2.00%

“Unpaid Realized Loss Amount” means for any class of LIBOR Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

The “Rolling Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

The “Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

A “Realized Loss” with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

“Subsequent Recoveries” are unexpected recoveries received after the determination by the Master Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Master Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Residual Certificates

The Class A-R Certificates do not bear interest. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-funded Amount will exceed the initial aggregate Class Certificate Balance of the interest bearing certificates by approximately $2,830,414, which is approximately 0.35% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-funded Amount.

The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the related fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amount remaining as set forth in clause (4)(b) under “—Interest” above which is the amount remaining after the distribution of interest to the holders of the Offered Certificates for such Distribution Date, (ii) the amount remaining as set forth in clauses (1)(B)(ii) or (2)(B)(ii), as applicable, under “—Principal” above which is the amount remaining after the distribution of principal to the holders of the Offered Certificates for such Distribution Date and (iii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

1.
to the classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under “—Principal” above;

2.
concurrently, to the holders of the Senior Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the Unpaid Realized Loss Amount for such class; provided, however, that any amounts allocable to the Class 2-A-2B Certificates will be allocated first, to the Class 2-A-2A Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 2-A-2B Certificates;

3.
sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss Amount for such class;

4.
concurrently, to the classes of LIBOR Certificates, in an amount up to their pro rata share based on their respective Class Certificate Balances, to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on Class Certificate Balances of the certificates will be distributed, concurrently to each class of LIBOR Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover;

5.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

6.	to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the Pooling and Servicing Agreement.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). The Swap Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. Concurrently with the assignment of the Swap Contract, the Swap Contract Administrator and the Swap Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border), and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Lehman Brothers Holdings Inc. (the “Swap Guarantor)” pursuant to a guaranty in favor of the Swap Contract Administrator.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty will equal the product of:

(i) a fixed rate of 5.00% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described in clause (1) under “— Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will pay the amount of such Swap Termination Payment and when as described in clause (5) under “— Overcollateralization Provisions” above.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for such Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for such Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available for distribution on any class of certificates.

Following the distributions of Excess Cashflow as described under “— Overcollateralization Provisions”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently to the holders of each class of Senior LIBOR Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for such class;

(5) to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions” above;

(6) to the holders of each class of LIBOR Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to the holders of the Senior Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class; provided, however, that any amounts allocable to the Class 2-A-2B Certificates will be allocated first, to the Class 2-A-2A Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 2-A-2B Certificates;

(8) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
December 2006	606,176,084.89
January 2007	600,537,976.58
February 2007	594,218,201.24
March 2007	587,228,571.79
April 2007	579,670,956.30
May 2007	572,126,956.41
June 2007	563,938,719.14
July 2007	555,125,443.59
August 2007	545,708,851.97
September 2007	535,713,122.27
October 2007	525,164,802.88
November 2007	514,095,500.77

Month of Distribution Date	Swap Contract Notional Balance ($)
December 2007	502,774,203.15
January 2008	491,217,500.38
February 2008	479,443,046.52
March 2008	467,469,517.35
April 2008	455,316,523.97
May 2008	443,004,521.31
June 2008	430,554,711.67
July 2008	418,166,707.71
August 2008	405,850,317.57
September 2008	393,616,990.69
October 2008	381,741,479.22
November 2008	364,956,626.24
December 2008	348,952,629.18
January 2009	333,690,820.58
February 2009	319,134,530.07
March 2009	305,248,977.20
April 2009	292,001,171.52
May 2009	282,326,054.05
June 2009	272,961,750.00
July 2009	263,898,237.54
August 2009	255,125,819.48
September 2009	246,635,110.86
October 2009	238,124,920.46
November 2009	229,325,538.44
December 2009	220,853,673.35
January 2010	212,696,378.04
February 2010	204,841,252.62
March 2010	197,276,419.81
April 2010	190,154,044.67
May 2010	183,625,638.99
June 2010	177,310,715.47
July 2010	171,202,272.15
August 2010	165,293,537.60
September 2010	159,577,963.29
October 2010	154,050,830.44
November 2010	148,706,768.89
December 2010	143,537,231.73
January 2011	138,536,502.96
February 2011 and thereafter	0.00

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty’s unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Required Ratings Threshold for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less 3% of the shareholders’ equity of Lehman Brothers Holdings Inc. which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Lehman Brothers Holdings Inc. (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the ISDA Master Agreement because the credit rating on its unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Approved Ratings Threshold or the Required Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent (such consent not to be unreasonably withheld) of the Swap Counterparty,

2. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below an initial threshold level established by the Rating Agencies (the “Approved Ratings Threshold”) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below a second, lower threshold level established by the Rating Agencies (the “Required Ratings Threshold”) for 30 or more business days and (i) at least one eligible replacement counterparty has made an offer to be the transferee of all of the Swap Counterparty’s rights and obligations under the Swap Contract and the ISDA Master Agreement and/or (ii) an eligible guarantor has made an offer to provide an unconditional and irrevocable guarantee of the Swap Counterparty’s present and future obligations under the Swap Contract and the ISDA Master Agreement, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The Swap Counterparty is a Delaware Corporation. The Swap Counterparty is Lehman Brothers’ principal dealer in a broad range of over-the-counter derivative products including interest rate, currency, credit and mortgage derivatives. The long-term, unsecured, unsubordinated debt obligations of the Swap Guarantor are rated “A1” and “A+” by Moody’s and S&P, respectively.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Class Certificate Balance of the certificates related to the Swap Contract. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract and the ISDA Master Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Interest Accrual Period for the LIBOR Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for such Interest Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. The “Reference Bank Rate” with respect to any Interest Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Interest Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement establishes an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the Offered Certificates. On the Closing Date, the Depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “—Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Offered Certificates as described under “—Overcollateralization Provisions” above.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-funding Account, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of the Subordinated Certificates have been reduced to zero, (i) if the Class Certificate Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balance of the Class 1-A Certificates, until its Class Certificate Balance has been reduced to zero, and (ii) if the aggregate Class Certificate Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balance of each class of Group 2 Senior Certificates, on a pro rata basis according to their respective Class Certificate Balances, until the Class Certificate Balances of such classes have been reduced to zero, except that any amounts otherwise allocated to the Class 2-A-2A Certificates will instead be allocated to the Class 2-A-2B Certificates, until its Class Certificate Balance is reduced to zero. Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”

If the Class Certificate Balance of a class of certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of “Class Certificate Balance” above.

Last Scheduled Distribution Date

Assuming that, among other things, (1) no prepayments are received on the Mortgage Loans and (2) scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received, the Distribution Date (the “Last Scheduled Distribution Date”) that occurs one month following the Distribution Date (or, in the case of the Class A-R Certificates, zero months) on which the Class Certificate Balance of the applicable class of certificates would be reduced to zero is:

Class of Certificates	Distribution Date

Class 1-A	November 2036
Class 2-A-1	September 2028
Class 2-A-2A	July 2036
Class 2-A-2B	July 2036
Class 2-A-3	November 2036
Class M-1	August 2036
Class M-2	July 2036
Class M-3	June 2036
Class M-4	February 2036
Class M-5	September 2035
Class M-6	January 2035
Class M-7	July 2033
Class M-8	January 2031
Class A-R	December 2006

The actual final Distribution Date with respect to each class of these certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

(1) prepayments are likely to occur which will be applied to the payment of the Class Certificate Balances thereof, and

(2) the directing holder may direct the Trustee to conduct an auction of, or the Master Servicer may purchase all of, the Mortgage Loans in the issuing entity when the aggregate Stated Principal Balance of the Mortgage Loans and foreclosed or otherwise repossessed properties at the time of repurchase is less than or equal to the sum of (a) 10% of the Initial Cut-off Date Pool Principal Balance and (b) any amount deposited in the Pre-funding Account on the Closing Date.

Annex I

Global Clearance, Settlement And Tax Documentation Procedures

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the related interest accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the related interest accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System’s Customary procedures;

2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax (which will be reduced through 2006) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.